USL CAPITAL
                         MASTER LEASE AGREEMENT

 Lessor:   USL CAPITAL CORPORATION            Lessee:   TM Century, Inc.
 Address:  733 Front Street                   Address:  2002 Academy
           San Francisco, California 94111              Dallas, TX 75234

                      TERMS AND CONDITIONS OF LEASE

 The undersigned Lessee hereby requests Lessor to purchase the personal property described in any Equipment Schedule hereunder (herein called "Equipment") from supplier listed in any Equipment Schedule hereunder (herein called "Vendor" and/or "Manufacture", as applicable) and to lease the Equipment to Lessee on the terms and conditions of the lease set forth below.

 Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment upon the following terms and conditions:

 1. NO WARRANTIES BY LESSOR. Lessee has selected the Equipment and may have entered into certain purchase, licensing, or maintenance agreements with the Vendor and/or Manufacturer (herein referred to as an "Acquisition Agreement") covering the Equipment as further described in Paragraph 26 hereof. If Lessee has entered into any Acquisition Agreement, each agreement shall provide for certain rights and obligations of the parties thereto with respect to the Equipment, and Lessee shall perform all of the obligations set forth in each Acquisition Agreement as if this lease did not exist. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS." LES-SOR SHALL HAVE NO LIABILITY FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND .WHATSOEVER
 RELATING THERETO, INCLUDING WITH-OUT LIMITATION ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSE-QUENTIAL DAMAGES OF ANY CHARACTER.
 2. CLAIMS AGAINST VENDOR AND/OR MANUFACTURER. If the Equipment is not properly installed, does not operate as represented or warranted by Vendor and/or Manufacturer, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and/or Manufacturer pursuant to the Acquisition Agreement, if any, and shall, nevertheless, pay Lessor all rent payable under this lease. All warranties from Vendor and/or Manufacturer are, to the extent they are assignable, hereby assigned to Lessee for the term of the lease or until an Event of Default occurs hereunder, for Lessee's exercise at Lessee's expense. Lessee may directly inquire with Vendor and/or Manufacturer to receive an accurate and complete statement of such warranties, including any disclaimers or limitations of such warranties or of any remedies with respect thereto.
 3. VENDOR NOT AN AGENT. Lessee understands and agrees that neither Vendor, nor any sales representative or other agent of Vendor, is an agent of Lessor. Sales representatives or agents of Vendor, and persons that are not employed by Lessor (including brokers and agents) are not authorized to waive or alter any term or condition of this lease, and no representation as to the Equipment or any other matter by Vendor or any other person that is not employed by Lessor (including brokers and agents) shall in any way affect Lessee's duty to pay the rent and perform its other obligations as set forth in this lease.

 4. NON-CANCELLABLE LEASE. This lease and any Equipment
 Schedule hereto cannot be cancelled or terminated except as expressly provided herein. Lessee agrees that its obligation to pay all rent and other sums payable hereunder and the rights of Lessor in and to such rent are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any assignee, any Manufacturer or Vendor, or against any person for any reason whatsoever.
 5. ORDERING EQUIPMENT. Lessee shall arrange for delivery of the Equipment so that it can be accepted in accordance with Paragraph 6 hereof within 90 days after the date on which Lessor accepts Lessee's offer to enter into this lease with respect to any Equipment Schedule or by such other date as may be set forth in an Equipment Schedule or Commitment Letter issued by Lessor as the Commitment Expiration Date. Unless otherwise specified on the Equipment Schedule, Lessee shall be responsible for all transportation, packing, installation, testing and other charges in connection with the delivery, installation and use of the Equipment. Lessee hereby authorizes Lessor to insert in any Equipment Schedule hereunder the serial numbers and other identification data of Equipment when determined by Lessor.
 6. ACCEPTANCE. Lessee acknowledges that for purposes of receiving or accepting the Equipment from Vendor, Lessee is acting on Lessor's behalf. Upon delivery of the Equipment to Lessee and Lessee's inspection thereof, Lessee shall furnish Lessor a written statement (a) acknowledging receipt of Equipment in good condition and repair and (b) accepting it as satisfactory in all respects for the purposes of this lease (the "Certificate of Acceptance"). Unless otherwise set forth in the applicable Equipment Schedule, the first day of the month following receipt and acceptance of the Equipment covered by an Equipment Schedule shall be the Rent Commencement Date therefor. However, should Lessee have a previous lease with Lessor which is active at the time of acceptance of the Equipment under the Equipment Schedule and said lease and the current Equipment Schedule hereunder shall have the same invoice address then the Rent Commencement Date shall occur in the month immediately following acceptance of the Equipment on the rent payment due date established with Lessee for said previous active lease. Lessor is authorized to fill in on any Equipment Schedule hereunder the Rent Commencement Date in accordance with the foregoing.
 7. TERMINATION BY LESSOR. If, by the Commitment Expiration Date, the Equipment described in any Equipment Schedule has not been delivered to Lessee and accepted by Lessee as provided in Paragraph 6 hereof, or if other conditions of Lessor's Commitment Letter, if any, have not been met, then Lessor may, at its option, terminate this lease and its obligations hereunder with respect to such Equipment Schedule at any time after the Commitment Expiration Date. Lessor shall give Lessee written notice whether or not it elects to exercise such option within 10 days after Lessor's receipt of Lessee's written request for such notice.
 8. TERM. The term of this lease shall be comprised of an Interim Term and an Initial Term. The Interim Term shall commence on the date the Certificate of Acceptance is executed by Lessee (the "Acceptance Date") and terminate on the Rent Commencement Date. The Initial Term of the Lease shall begin on the Rent Commencement Date, and shall terminate on the later of (i) the last day of the last month of the Initial Term (as that Term is set forth in the applicable Equipment Schedule hereto) or
 (ii) the date Lessee fulfills all Lessee's obligations hereunder.

 9. RENTAL. The rental amount payable to Lessor by Lessee for the Equipment will be set forth in the Equipment Schedule(s) ("Rental Amount"). As the first rent payment for the Equipment, Lessee shall pay Lessor in immediately available funds on the Rent Commencement Date the sum of, (i) the Rental Amount, and (ii) Interim Rent in an amount equal to 1/30th of the Rental Amount times the number of days from and
 including  the  Acceptance   Date  through   but  excluding   the  Rent
 Commencement Date, and subsequent rent payments shall be due on the same day of each calendar period as indicated on the Equipment Schedule for the balance of the Initial Term. Rent payments shall be due whether or not Lessee has received any notice that such payments are due. All rent payments shall be paid to Lessor at its address set forth on the Equipment Schedule or as otherwise directed by Lessor in writing. 10. RENEWAL. If no default shall have occurred and be continuing, Lessee shall be entitled to renew the lease with respect to all, but not less than all, of the Equipment covered by an Equipment Schedule for a minimum 12 montheriod at an amount equal to the fair market rental value thereof, in use and operational, in the condition required by the lease, payable on a periodic basis, as mutually agreed by Lessor and Lessee ("Renewal Rent"). Lessee must give Lessor written notice of its intention to exercise said option, which notice must be received by Lessor at least 90 days before expiration of the Initial Term. The first installment of the Renewal Rent shall be due at expiration of the Initial Term of the lease. Should Lessee fail to comply with the provisions described above covering Renewal, upon expiration of the Initial Term, the term of the lease shall be automatically extended for a term of 3 months. Thereafter, the term of the lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given at least 90 days written notice terminating the lease. Such termination will take effect upon completion of all Lessee's obligations under the lease (including payment of all periodic rental payments due during such 90 day period, as provided in Paragraph 9 of the lease). At any time after the expiration of the Initial Term, if the lease has been automatically extended as set forth herein, Lessor reserves the right to terminate the lease by 30 days written notice to Lessee.
 11. LOCATION; INSPECTION; LABELS.  The Equipment shall be  delivered to and shall not be removed without Lessor's prior written consent from the "Equipment Location" shown on the related Equipment Schedule, or if none is specified, Lessee's billing address shown on the Equipment Schedule. Lessor shall have the right to inspect the Equipment at any reasonable time. If Lessor supplies Lessee with labels stating that the Equipment is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent place on the Equipment.
 12. REPAIRS; USE; ALTERATIONS. Lessee, at its own cost and expense, shall keep the Equipment in good repair and working order, in the same condition as when delivered to Lessee, reasonable wear and tear
 excepted,  and  in  accordance  with   the  manufacturer's  recommended
 specifications; shall use the Equipment lawfully; shall not alter the Equipment without Lessor's prior written consent, shall use the Equipment in compliance with any existing Manufacturer's service and warranty requirements and any insurance policies applicable to the Equipment and shall furnish all parts and servicing required therefor. All parts, repairs, additions, alterations and attachments placed on or incorporated into the Equipment which cannot be removed without damage to the Equipment shall immediately become part of the Equipment and shall be the property of the Lessor. Lessee will obtain and maintain all permits, licenses and registrations necessary to lawfully operate the facility where the Equip-ment is located. Lessee shall comply with all applicable environmental and industrial hygiene laws, rules and regulations (including but not limited to federal, state, and local environmental protection, occupational, health and safety or similar laws, ordinances and restrictions). Lessee shall, not later than 5 days after the occurrence of any event, provide Lessor with copies of any report of such event that is required to be filed with governmental agencies regulating environmental claims. Lessee shall immediately notify Lessor in writing of any existing, pending or threatened investigation, inquiry, claim or action by any governmental authority in connection with any law, rule or regulation relating to industrial hygiene or environmental conditions that could affect the Equipment.
 13. MAINTENANCE. If the Equipment is such that Lessee is not normally capable of maintaining it, Lessee, at its expense, shall enter into and maintain in full force and effect throughout the Initial Term, and any
 renewal  term,  Vendor   and/or  Manufacturer's   standard  maintenance
 contract, and shall comply with all its obligations thereunder. An alternate source of maintenance may be used with Lessor's prior written consent. Such consent shall be granted if, in Lessor's reasonable opinion, the Equipment will be maintained in an equivalent state of good repair, condition and working order.
 14. SURRENDER. Provided that Lessee does not exercise the purchase option as set forth in Paragraph 28 hereof, upon the expiration of the Initial Term, or any renewal term, or upon demand by Lessor made pursuant to Paragraph 22 of the lease, Lessee, at its expense, shall return all, but not less than all, of the Equipment by delivering it to such place or on board such carrier, packed for shipping, as Lessor may specify. Lessee agrees that the Equipment, when returned, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and in a condition which will permit Lessor to be eligible for Manufacturer's standard maintenance contract without incurring any expense to repair or rehabilitate such Equipment. Lessee shall be liable for reasonable and necessary expenses to place the Equipment in such condition. Lessee shall remain liable for the condition of the Equipment until it is received and accepted at the destination designated by Lessor as set forth above. If any items of Equipment are missing or damaged when returned, such occurrence shall be treated as an event of Loss or Damage with respect to such missing or damaged items and shall be subject to the terms specified in Paragraph 15 below. Lessee shall provide Lessor with a Letter of Maintainability from the Manufacturer of the Equipment, which letter shall state that the Equipment will be eligible for the Manufacturer's standard maintenance contract when sold or leased to a third party. Lessee shall give Lessor prior written notice that it is returning the Equipment as provided above, and such notice must be received by Lessor at least 90 days prior to such return. Should Lessee fail to comply with the provisions described above covering surrender, upon expiration of the Initial Term, the term of the lease shall be automatically extended for a term of 3 months. Thereafter, the term of the lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given at least 90 days written notice terminating the lease. Such termination will take effect upon completion of all Lessee's obligations under the lease (including payment of all periodic rental payments due during such 90 day period, as provided in Paragraph 9 of the lease).
 15. LOSS OR DAMAGE. Lessee shall bear the entire risk of loss, theft, destruction of or damage to the Equipment or any item thereof (herein "Loss or Damage") from any cause whatsoever. No Loss or Damage shall relieve Lessee of the obligation to pay rent or of any other obligation under this lease. In the event of Loss or Damage, Lessee, at the option of Lessor, shall: (a) place the same in good condition and repair; (b) replace the same with like equipment acceptable to Lessor in good condition and repair with clear title thereto in Lessor; or (c) pay to Lessor the total of the following amounts: (i) the total rent and other amounts due and owing at the time of such payment, plus (i i) an amount calculated by Lessor which is the present value at 5% per annum simple interest discount of all rent and other amounts payable by Lessee with respect to said item from date of such payment to date of expiration of its Initial Term, plus (iii) the "reversionary value" of the Equipment, which shall be determined by Lessor as the total cost of the Equipment less 60% of the total rent (net of sales/use taxes, if any) required to be paid pursuant to Paragraph 9. Upon Lessor's receipt of such payment, Lessee and/or Lessee's insurer shall be entitled to Lessor's interest in said item, for salvage purposes, in its then condition and location, "as-is", without any warranty, express or implied.
 16.  INSURANCE.
 Lessee shall provide, maintain and pay for (a) all risk property insurance against the loss or theft of or damage to the Equipment, for the full replacement value thereof, naming Lessor as a loss payee, and
 (b) commercial general liability insurance (and if Lessee is a doctor, hospital or other health care provider, medical malpractice insurance). All such policies shall name Lessor as an additional insured and shall have combined single limits in amounts acceptable to Lessor. All such insurance policies shall be endorsed to be primary and non-contributory to any policies maintained by Lessor. In addition, Lessee shall cause Lessor to be named as an additional insured on any excess or umbrella policies purchased by Lessee. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate of the insurer providing such coverage proving that such policies have been issued, providing the coverage required hereunder shall be delivered to Lessor prior to the Rent Commencement Date. All insurance shall be placed with companies satisfactory to Lessor and shall contain the insurer's agreement to give 30 days written notice to Lessor before cancellation or any material change of any policy of insurance.
 17. TAXES. Lessee shall reimburse to Lessor (or pay directly if, but only if, instructed by Lessor) all charges and taxes (local, state and federal) which may now or hereafter be imposed or levied upon the sale, purchase, ownership, leasing, possession or use of the Equipment; excluding, however, all income taxes levied on (a) any rental payments made to Lessor hereunder, (b) any payment made to Lessor in connection with Loss or Damage to the Equipment under Paragraph 15 hereof, or (c) any payment made to Lessor in connection with Lessee's exercise of its purchase option under Paragraph 28 hereof.
 18. LESSOR'S PAYMENT. If Lessee fails to provide or maintain said insurance, to pay said taxes, charges and fees, or to discharge any levies, liens and encumbrances created by Lessee, Lessor shall have the right, but shall not be obligated, to obtain such insurance, pay such taxes. charges and fees, or effect such discharge. In that event, Lessee shall remit to Lessor the cost thereof with the next rent payment.

 19. INDEMNITY. (a) General Indemnity. Lessee shall indemnify Lessor against and hold Lessor harmless from any and all claims, actions,
 damages,  costs,   expenses  including   reasonable  attorneys'   fees,
 obligations, liabilities and liens (including any of the foregoing arising or imposed under the doctrines of "strict liability" or "product liability" and including without limitation the cost of any fines, remedial action, damage to the environment and cleanup and the fees and costs of consultants and experts), arising out of the
 manufacture,  purchase,   lease,   ownership,  possession,   operation,
 condition, return or use of the Equipment, or by operation of law, excluding however, any of the foregoing resulting from the sole negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of such a claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. Lessee's choice of counsel shall be mutually acceptable to both Lessee and Lessor. This indemnity also extends to any environmental claims arising out of or relating to prior acts or omissions of any party whatsoever. The provisions of this paragraph shall survive termination of this lease with respect to events occurring prior to such termination.
 (b) Tax Indemnity. Lessee acknowledges that Lessor shall be entitled to all tax benefits of ownership with respect to the Equipment (the "Tax Benefits"), including but not limited to, (i) the accelerated cost recovery deductions determined in accordance with Section 168(b)(1) of the Internal Revenue Code of 1986 for the Equipment based on the original cost of the Equipment to Lessor (ii) deductions for interest on any indebtedness incurred by Lessor to finance the Equipment and
 (iii) sourcing of income and  losses attributable to this  lease to the
 United  States.  Lessee   represents  that   the  Equipment   shall  be
 depreciable for tax purposes utilizing the MACRS Recovery Period as set forth in the Equipment Schedule, with such depreciation commencing as of the date of Equipment acceptance by Lessee as set forth on the Certificate of Acceptance. Lessee agrees to take no action inconsistent with the foregoing or any action which would result in the loss, disallowance or unavailability to Lessor of all or any part of the Tax Benefits. Lessee hereby indemnifies and holds harmless Lessor and its assigns from and against (i) the loss, disallowance, unavailability or recapture of all or any part of the Tax Benefits resulting from any action, statement, misrepresentation or breach of warranty or covenant by Lessee of any nature whatsoever including but not limited to the breach of any representations, warranties or covenants contained in this paragraph, plus (ii) all interest, penalties, fines or additions to tax resulting from such loss, disallowance, unavailability or recapture, plus (iii) all taxes required to be paid by Lessor upon receipt of the indemnity set forth in this paragraph. Any payments made by Lessee to reimburse Lessor for lost Tax Benefits shall be calculated
 (i) on the assumption that Lessor is subject to the maximum Federal Corporate Income Tax with respect to each year and that all Tax Benefits are currently utilized, and (if) without regard to whether Lessor or any members of a consolidated group of which Lessor is also a member is then subject to any increase in tax as a result of the loss of Tax Benefits. For the purposes of this paragraph, "Lessor" includes for all tax purposes the consolidated taxpayer group of which Lessor is a part.
 (c) Payment. The amounts payable pursuant to this Paragraph 19 shall be payable upon demand of Lessor, accompanied by a statement describing in reasonable detail such claim, action, damage, cost, expense, fee, obligation, liability, lien or tax and setting forth the computation of
 the  amount  so  payable,  which  computation   shall  be  binding  and
 conclusive upon Lessee, absent manifest error. The indemnities and assumptions of liabilities and obligations contained in this Paragraph 19 shall continue in full force and effect not with-standing the expiration or other termination of this lease.
  20. ASSIGNMENT. Without Lessor's prior written consent, Lessee shall not assign, transfer, pledge, hypothecate or otherwise dispose-of this lease, the Equipment, or any interest therein. Lessee's interest in this lease may not be assigned or transferred by operation of law without Lessor's prior written consent, which will not be unreasonably withheld. Without Lessor's prior written consent, Lessee shall not sublet or lend the Equipment or permit it to be used by anyone other than Lessee or Lessee's employees. Lessor may assign this lease in whole or in part without notice to Lessee. If Lessee is given notice of such assignment it agrees to acknowledge receipt thereof in writing. Each such assignee shall have all of the rights, but none of the obligations, of Lessor under this lease. Lessee shall not assert against assignee any defense, counterclaim or offset that Lessee may have against Lessor. Not with-standing any such assignment, Lessor warrants that Lessee shall quietly enjoy use of the Equipment subject to the terms and conditions of this lease so long as Lessee is not in default hereunder. Subject to the foregoing, this lease inures to the benefit of and is binding upon the successors and assigns of the parties hereto.
 21. DELINQUENT PAYMENTS. (a) Service Charge. Since it would be impractical or extremely difficult to fix Lessor's actual damages for collecting and accounting for a late payment, if any payment to Lessor required herein (including, but not limited to, rental, renewal, tax, purchase and other amounts) is not paid on or before its due date,
 Lessee shall pay to Lessor an amount equal to 5% of any such late payment. (b) Interest. Lessee shall also pay interest on any such late payment from the due date thereof until the date paid at the lesser of 18% per annum or the maximum rate allowed by law.
 22. DEFAULT; REMEDIES. Any of the following shall constitute an Event of Default: If a) Lessee fails to pay when due any rent or other amount required herein to be paid by Lessee, or b) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary, or c) a petition is filed by or against Lessee under any bankruptcy, insolvency or similar legislation, or d) Lessee violates or fails to perform any provision of either this lease or any Acquisition Agreement, or violates or fails to perform any covenant or repre~ sentation made by Lessee herein, or e) Lessee makes a bulk transfer of furniture, furnishings, fixtures or other equipment or inventory, or f) Lessee ceases doing business as a going concern or there is a change in the legal structure of ownership of Lessee, or a consolidation or merger of Lessee into or with another entity, which results, in the opinion of Lessor, in a material adverse change in Lessee's ability to perform its obligations under the lease, or g) any representation or warranty made by Lessee in this lease or in any other document or agreement furnished by Lessee to Lessor shall prove to have been false or misleading in any material respect when made or when deemed to have been made. An Event of Default with respect to any Equipment Schedule shall constitute an Event of Default for all Equipment Schedules. Lessee shall promptly notify Lessor of the occurrence of any Event of Default.
   If an Event of Default occurs, Lessor shall have the right to exercise any one or more of the following remedies in order to protect the interests and reasonably expected profits and bargains of Lessor:
 a) Lessor may terminate this lease with respect to all or any part of the Equipment, b) Lessor may recover from Lessee all rent and other amounts then due and as they shall thereafter become due hereunder, c) Lessor may take possession of any or all items of Equipment, wherever the same may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such taking of possession, and any such taking of possession shall not constitute a termination of this lease, d) Lessor may recover from Lessee, with respect to any and all items of Equipment, and with or without repossessing the Equipment the sum of
 (1) the total amount due and owing to Lessor at the time of such default, plus (2) an amount calculated by Lessor which is the present value at 5% per annum simple interest discount of all rent and other amounts payable by Lessee with respect to said item(s) from date of such payment to date of expiration of its Initial Term, plus (3) the "reversionary value" of the Equipment, which shall be determined by Lessor as the total cost of the Equipment less 60% of the total rent (net of sales/use taxes, if any) required to be paid pursuant to Paragraph 9, and which the parties agree is a reasonable estimate of such value; and upon the payment of all amounts described in clauses
 (1), (2) and (3) above, Lessee will become entitled to the Equipment AS IS, WHERE IS, without warranty whatsoever; provided, however, that if Lessor has repossessed or accepted the surrender of the Equipment, Lessor shall sell, lease or otherwise dispose of the Equipment in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof (after deducting all expenses, including attorneys' fees incurred in connection therewith), to the sum of (1), (2) and (3) above, and e) Lessor may pursue any other remedy available at law or in equity, including but not limited
 to  seeking  damages  or  specific  performance   and/or  obtaining  an
 injunction.
   No right or remedy herein conferred upon or reserved to Lessor is exclusive of any right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time, but Lessor shall not be entitled to recover a greater amount in damages than Lessor could have gained by receipt of Lessee's full, timely and complete performance of its obligations pursuant to the terms of this lease plus accrued delinquent payments under Paragraph 21.
 23. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees and the fees of collection agencies, incurred by Lessor in enforcing any of the terms, conditions, or provisions hereof or in protecting Lessor's rights herein. Lessee's obligation hereunder includes all such costs and expenses expended by Lessor (a) prior to filing of an action, (b) in connection with an action which is dismissed, and (c) in the enforcement of any judgment. Lessee's obligation to pay Lessor's attorneys' fees incurred in enforcing any judgment is a separate obligation of Lessee, severable from Lessee's other obligations hereunder, which obligation will survive such judgment and will not be deemed to have been merged into such judgment.
 24. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall at all times remain the property of Lessor and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this lease and the Equipment shall at all times be and remain personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner, affixed or attached to real property or any improvements thereon.
 25. NOTICES. Service of all notices under this lease shall be sufficient if given personally or mailed to the respective party at its address set forth on any Equipment Schedule, or at such address as either party may provide in writing from time to time. Any such notice